UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010 (May 19, 2010)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2010, Affinion Loyalty Acquisition, LLC, a Delaware limited liability company, and Affinion Group, Inc., a Delaware corporation (the “Company”), signed a membership interests purchase agreement (the “Purchase Agreement”) with Travel Leaders Group, L.L.C., a Delaware limited liability company (“TLG”), Tag Investment Holdings, L.L.C., a Delaware limited liability company (“TAG LLC”), One Equity Partners III, L.P., a Cayman Islands exempted limited partnership ( “OEP III”), OEP III Co-Investors, L.P., a Cayman Islands exempted limited partnership (“OEP III Co-Investors”), OEP II Partners Co-Invest, L.P., a Cayman Islands exempted limited partnership (“OEP II,” and collectively with OEP III and OEP III Co-Investors, the “OEP Group”) (TLG, TAG LLC and the OEP Group, collectively, the “Sellers”), and OEP III, as Sellers’ representative acting on behalf of Sellers.

Pursuant to the Purchase Agreement and subject to the terms and conditions thereof, (i) Affinion Loyalty Acquisition, LLC agrees to purchase from TAG LLC, and TAG LLC agrees to sell, convey, transfer, assign and deliver to Affinion Loyalty Acquisition, LLC all of the membership interests of Loyalty Travel Agency, L.L.C., a Delaware limited liability company (“LTA”), and membership interests of Connexions Loyalty Travel Solutions, L.L.C., a Delaware limited liability company (“CLTS,” collectively with its wholly-owned subsidiary, International Travel Fulfillment LLC, a Delaware limited liability company) owned by TAG LLC, which represents approximately 38% of the total outstanding membership interests of LTA and approximately 38% of the total outstanding membership interests of CLTS and (ii) Affinion Loyalty Acquisition, LLC agrees to purchase from the OEP Group, and the OEP Group agrees to sell, convey, transfer, assign and deliver to Affinion Loyalty Acquisition, LLC, 100% of the membership interests of OEP TAG Holdings, L.L.C., a Delaware limited liability company (collectively, the “Acquisition”), free and clear of all liens, other than certain permitted liens. OEP Tag Holdings, L.L.C. holds the remaining approximately 62% of the total outstanding membership interests of each of LTA and CLTS. LTA and CLTS are engaged in the business of providing loyalty rewards travel solutions in North America.

The aggregate purchase price for the Acquisition is $135,000,000 payable to the Sellers in cash, subject to certain adjustments. The Company is providing a guarantee for the full and prompt payment and performance when due of all of the obligations of Affinion Loyalty Acquisition, LLC under the Purchase Agreement and its related agreements. The Company expects to finance the Acquisition with available cash on hand, and the Acquisition is expected to be approximately leverage-neutral to the Company.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the transactions contemplated by the Purchase Agreement is subject to various closing conditions, including but not limited to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: May 21, 2010	By:	/S/ TODD H. SIEGEL
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer